UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      July 29, 2003

AirTran Holdings, Inc.
(Exact name of registrant as specified in its charter)
State of Incorporation:  Nevada

9955 AirTran Boulevard, Orlando, Florida  32827
(Address of principal executive offices)  (Zip Code)

(407) 251-5600
(Registrant's telephone number, including area code)

Commission file number: 1-15991     I.R.S. Employer Identification No: 58-2189551

AirTran Airways, Inc.
(Exact name of registrant as specified in its charter)
State of Incorporation:  Delaware

9955 AirTran Boulevard, Orlando, Florida  32827
(Address of principal executive offices)  (Zip Code)

(407) 251-5600
(Registrant's telephone number, including area code)

Commission file number: 333-37487-09     I.R.S. Employer Identification No: 65-0440712

Item 7.  Financial Statements and Exhibits.

  (c) Exhibits. The following exhibit is attached to this Current Report on Form 8-K (this "Report"):

          99     Press Release dated July 29, 2003.

Item 9.  Regulation FD Disclosure.
On July 29, 2003, members of AirTran Holdings, Inc. (the "Company") management held a conference call with investors to discuss the release of the Company's financial results for the second quarter and six months ended June 30, 2003 as well as certain information regarding estimates for 2003 and 2004.

During this call, management noted the following among other things:

--	We expect to take delivery of 9 additional Boeing 717 aircraft by year-end 2003.
--	We project that depreciation for the remainder of the 2003 year will remain similar to the second quarter of 2003.
--	Long-term debt, net of discount, was $321 million at June 30, 2003.
--	Total shareholders' equity was $119.6 million at June 30, 2003.
--	Non-aircraft capital expenditures for the second quarter of 2003 were approximately $5 million.
--	Working capital was $181 million at June 30, 2003.
--	Non-fuel unit costs for the balance of 2003 are projected to be flat to down 1% on a year over year basis.
--	Non-aircraft capital expenditures are projected to be less than $20 million for 2003.
--

We are projecting an average fuel price between $0.90 and $0.95 per gallon for the remainder of 2003, including all taxes and fees. We have hedged approximately 49 percent of our projected aircraft fuel needs for the remainder of 2003 at $0.84 per gallon all-in, and approximately 30% in 2004 at $0.85 per gallon all in.

--	Pre-delivery deposits associated with the new Boeing 737/Boeing 717 aircraft are estimated to be $41 million in the third quarter 2003 and $3 million in the fourth quarter 2003.
--	We expect cash from operations and existing cash balances will be sufficient to adequately support the aircraft purchase deposits required during 2003.
--	We will pay off the remaining balance of $10.3 million on one note with Boeing during the third quarter of 2003.
--	Our outstanding debt to the Boeing will be approximately $100 million at the end of the third quarter of 2003.
--	We are experiencing strong advanced bookings for July and August 2003.
--	All 2004 Boeing 737 aircraft deliveries have been financed.
--	We expect that the Boeing 737 aircraft will further reduce unit costs and improve productivity.
--	Our effective income tax rate is estimated to be approximately 5 percent for 2003, 25 percent to 30 percent during 2004 and we expect to be a full up taxpayer by the end of 2004.

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The information contained in this Form 8-K, including Exhibit 99, contains forward-looking statements. Statements regarding the Company's success, business model, improved operational performance and our ability to maintain or improve low costs are forward-looking statements and are not historical facts. Instead, they are estimates or projections involving numerous risks or uncertainties, including but not limited to, consumer demand and acceptance of services offered by the Company, the Company's ability to maintain current cost levels, fare levels and actions by competitors, regulatory matters and general economic conditions. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2002. The Company disclaims any obligation or duty to update or correct any of its forward-looking statements.

Item 12.  Results of Operations and Financial Condition.

On July 29, 2003, AirTran Holdings, Inc. (the "Company") issued a press release reporting the Company's financial results for the second quarter ended June 30, 2003 (the "Press Release"). A copy of the Press Release is furnished as Exhibit 99 to this Report and is incorporated into this Report by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: July 29, 2003	AirTran Holdings, Inc. (Registrant) /s/ Stanley J. Gadek Stanley J. Gadek Senior Vice President, Finance, Treasurer and Chief Financial Officer (Principal Accounting and Financial Officer)

Date: July 29, 2003	AirTran Airways, Inc. (Registrant) /s/ Stanley J. Gadek Stanley J. Gadek Senior Vice President, Finance, Treasurer and Chief Financial Officer (Principal Accounting and Financial Officer)

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